First Choice Bancorp Announces Third Quarter 2019 Financial Results

Current Quarter Highlights

●	Record Net income of $8.1 million or $0.68 per diluted share
●	Net interest margin of 5.52%
●	Return on average assets and average equity of 1.98% and 12.45%
●	Noninterest-bearing demand deposits increased $118.8 million and represented 49.7% of total deposits at September 30, 2019

Cerritos, CA, October 22, 2019 – First Choice Bancorp (NASDAQ: FCBP) (the “Company”), the holding company of First Choice Bank (the “Bank”), today reported net income of $8.1 million for the third quarter of 2019, or $0.68 per diluted share, compared to net income of $6.8 million, or $0.58 per diluted share, for the second quarter of 2019.

“In addition to delivering another strong quarter for our shareholders, we are very pleased to be recently recognized as one of the Best Banks to Work For in 2019 by the American Banker,” said Peter Hui, Chairman of the Board. “This is the second consecutive year that First Choice Bank has been the only Southern California bank to be named to this prestigious list. This underscores our commitment to creating a rewarding workplace environment that attracts talented bankers and keeps turnover low, which has strengthened our franchise and has enabled us to generate strong performance for our shareholders.”

“Our third quarter results reflect the attractive deposit franchise that we continue to build,” said Robert M. Franko, President and CEO of the Company. “Our investment in experienced bankers, focusing on deposit-rich industries and treasury management solutions has enabled us to successfully attract clients who appreciate our expertise and the quality of our technology. We have steadily expanded those relationships over time, and we are committed to building upon this success. Growing our low-cost deposit base provides an excellent foundation for continuing to generate strong returns for our shareholders and to further enhance the value of our franchise.”

STATEMENT OF INCOME

Net Interest Income

Net interest income for the third quarter of 2019 totaled $21.0 million, an increase of $2.2 million from $18.8 million for the second quarter of 2019 due to higher interest income of $2.1 million, coupled with lower interest expense of $66 thousand. The increase in interest income was due mostly to $1.9 million in higher accelerated discount accretion from loan payoffs and one additional day in the third quarter compared to the second quarter of 2019. The third quarter of 2019 included $1.6 million of accelerated discount accretion related to the early repayment of one purchased credit impaired loan. The decrease in interest expense for the third quarter of 2019 is due primarily to lower average borrowings and the cost of such funds, offset by higher deposit costs in the third quarter. Interest expense on borrowings decreased $237 thousand which was partially offset by higher deposit interest expense of $171 thousand.

Net Interest Margin

Net interest margin for the third quarter of 2019 increased 38 basis points to 5.52% from 5.14% for the second quarter of 2019. The increase in the net interest margin is due primarily to a 51 basis point increase from higher loan yields, including fees and discounts, and a 5 basis points decrease from lower funding costs, offset by a 14 basis point decrease from lower yields on other earning assets, and a 4 basis point decrease from the change in the earning assets mix. The increase in the loan yield is due primarily to higher income from accelerated discount accretion of 57 basis points. The cost of funds decreased to 0.98% for the third quarter of 2019, compared to 1.03% for the second quarter of 2019 due primarily to the change in the funding mix with a lower percentage of borrowings and higher percentage of noninterest-bearing demand deposits. Average borrowings decreased $29.2 million to $48.3 million and the cost of such funds decreased 43 basis points to 2.08%. Average noninterest-bearing demand deposits increased $56.0 million to $590.2 million and represented 45.8% of total average deposits for the third quarter of 2019, compared to $534.2 million, or 43.6% of total average deposits, for the second quarter of 2019. The total cost of deposits remained flat at 0.89%.

1

The core net interest margin (non-GAAP) decreased 11 basis points to 4.85% for the third quarter of 2019 compared to 4.96% for the second quarter of 2019. The core average loan yield decreased 6 basis points to 6.17% for the third quarter of 2019 compared to 6.23% for the second quarter of 2019. The decrease in the core net interest margin was due in part to the Federal Reserve reducing the target federal funds rate by 50 basis points during the third quarter and the mix of average earnings assets. The following tables show how the net interest margin and average loan yield were impacted by scheduled discount accretion on acquired loans and accelerated accretion and prepayment penalties from early loan payoffs for the periods indicated:

	Three Months Ended
	September 30, 2019		June 30, 2019		Variance
Net interest income and net interest margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin
	(dollars in thousands)
As reported	$21,026	5.52%	$18,836	5.14%	$2,190	0.38%
Less: scheduled accretion income	510	0.14%	499	0.14%	11	—%
Less: accelerated accretion and prepayment penalties	2,028	0.53%	155	0.04%	1,873	0.49%
Core (non-GAAP)	$18,488	4.85%	$18,182	4.96%	$306	(0.11)%

	Three Months Ended
	September 30, 2019		June 30, 2019		Variance
Loan interest income and loan yield	Loan Interest Income	Loan Yield	Loan Interest Income	Loan Yield	Loan Interest Income	Loan Yield
	(dollars in thousands)
As reported	$23,206	6.93%	$21,344	6.42%	$1,862	0.51%
Less: scheduled accretion income	510	0.15%	499	0.15%	11	—%
Less: accelerated accretion and prepayment penalties	2,028	0.61%	155	0.04%	1,873	0.57%
Core (non-GAAP)	$20,668	6.17%	$20,690	6.23%	$(22)	(0.06)%

Noninterest Income

Noninterest income for the third quarter of 2019 was $1.7 million, a decrease of $649 thousand from $2.3 million for the second quarter of 2019 due mostly to lower gains on sale of SBA loans of $743 thousand, partially offset by higher other income of $228 thousand. SBA loans sold totaled $9.7 million resulting in a gain on sale of $528 thousand in the third quarter of 2019 compared to $16.4 million in SBA loans sold and a gain on sale of $1.3 million in the second quarter of 2019. Other income for the third quarter of 2019 included a Bank Enterprise Award of $233 thousand from the U.S. Treasury’s Community Development Financial Institutions Fund to recognize the Bank for providing affordable housing development and small business loans within distressed communities; there was no similar income in the second quarter of 2019.

Noninterest Expense

Noninterest expense increased $46 thousand to $10.7 million for the third quarter of 2019 from $10.6 million for the second quarter of 2019. This increase was due primarily to higher occupancy and equipment, data processing, loan related, and customer service related expenses, offset partially by lower salaries and employee benefits expenses and deposit insurance and regulatory assessments.

The $110 thousand increase in occupancy and equipment expense was due mostly to a $42 thousand refund in common area charges received in the prior quarter; there was no such credit in the current quarter. The $79 thousand increase in data processing was partially due to higher software amortization of new and upgraded technology. The $173 thousand increase in loan related expenses was due to a $59 thousand protective advance for one defaulted loan in the third quarter and higher reimbursements for loan related expenses in the second quarter due to the timing and recovery of these costs. The $164 thousand increase in customer service related expenses was due to higher average demand deposits during the third quarter.

2

The $385 thousand decrease in salaries and employee benefits was due to lower commissions and incentives and seasonally lower payroll taxes in the third quarter, in addition to higher severance costs in the prior quarter. The $90 thousand decrease in deposit insurance and regulatory assessments was due primarily to the Small Bank Assessment Credits received from the FDIC in the third quarter.

The operating efficiency ratio was 46.9% in the third quarter of 2019, compared to 50.1% in the second quarter of 2019. The lower efficiency ratio was favorably impacted by higher accelerated accretion from loan payoffs in the third quarter versus the second quarter.

Income Taxes

Income tax expense was $3.3 million for the third quarter of 2019, compared to $3.2 million for the second quarter of 2019. The effective tax rate was at 28.9% for the third quarter of 2019 and 31.9% for the second quarter of 2019. The effective tax rate for the full year of 2019 is expected to be approximately 31.0%.

STATEMENT OF FINANCIAL CONDITION

Loan Portfolio

Total loans held for investment decreased $19.4 million, or 1.45%, to $1.32 billion at September 30, 2019. The net decrease was attributed to lower net utilization of existing lines of credit and a lower amount of advances related to the new loan commitments made in the third quarter.

New loan commitments totaled $144.2 million for the third quarter, which compared to $139.9 million for the second quarter. The third quarter commitments included $79.2 million in construction and commercial real estate loans, $49.2 million in commercial and industrial loans, $8.4 million in SBA loans held for investment and $7.4 million of SBA loans held for sale. Total unfunded commitments increased $50.4 million to $395.2 million from $344.8 million at June 30, 2019 due to the lower utilization of existing lines of credit combined with a lower amount of advances related to the current quarter’s new loan commitments.

Deposits

Total deposits increased $83.7 million from the prior quarter to $1.34 billion at September 30, 2019 due to higher noninterest-bearing demand deposits of $118.8 million and higher interest-bearing non maturity deposits of $3.6 million, offset by lower time deposits of $38.8 million. The increase in demand deposits related to both new business development and business activity for our current customers. Brokered time deposits decreased $24.0 million to $128.3 million, of which $118.3 million are callable or mature within six months. Noninterest-bearing deposits totaled $666.3 million and represented 49.7% of total deposits at September 30, 2019 compared to $547.4 million and 43.6% of total deposits at June 30, 2019.

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Credit Quality

Non-performing loans totaled $7.4 million at September 30, 2019 and $2.7 million at June 30, 2019, and represented 0.45% and 0.15% of total assets, respectively. The increase in non-performing loans included seven SBA loans totaling $4.3 million and a commercial and industrial loan of $497 thousand all of which were placed on non-accrual status. Net charge-offs for the third quarter of 2019 were $413 thousand, or 0.12% of average loans on an annualized basis, compared to net recoveries of $77 thousand for the second quarter of 2019.

Loan delinquencies (30-89 days past due) totaled $4 thousand at September 30, 2019, compared to $909 thousand at June 30, 2019.

The Company recorded a provision for loan losses of $700 thousand for the third quarter of 2019. The provision for loan losses related primarily to the charge-off and specific reserves for one lending relationship, offset in part by the recapture of general reserves from risk rating changes and lower net loan portfolio growth. The allowance for loan losses represented 0.94% of total loans held for investment and 167% of nonperforming loans at September 30, 2019, compared with 0.90% and 450% at June 30, 2019, respectively. At September 30, 2019, the net carrying value of acquired loans totaled $279.2 million and included a remaining net discount of $7.6 million. The discount is available to absorb losses on the acquired loans and represented 0.57% of total gross loans held for investment.

CAPITAL POSITION

Capital Ratios

At September 30, 2019, the Bank exceeded all regulatory capital requirements under Basel III and was considered to be ‘‘well-capitalized’’.

Bank Only	September 30, 2019 (1)	December 31, 2018
Total Capital (to Risk-Weighted Assets)	14.27%	14.18%
Tier 1 Capital (to Risk-Weighted Assets)	13.32%	13.26%
CET1 Capital (to Risk-Weighted Assets)	13.32%	13.26%
Tier 1 Capital (to Average Assets)	12.56%	12.03%

(1) Preliminary.

Stock Repurchase Program

During the third quarter of 2019, the Company repurchased 87,500 shares of its common stock at an average price of $21.84 and a total cost of $1.9 million under the stock repurchase program announced in December 2018. For the nine months ended September 30, 2019, the Company repurchased 416,270 shares at an average price of $21.60 and a total cost of $9.0 million. The remaining number of shares authorized to be repurchased under this program was 747,447 shares at September 30, 2019.

About First Choice Bancorp

First Choice Bancorp, headquartered in Cerritos, California, is the sole shareholder of, and the registered bank holding company for, First Choice Bank. As of September 30, 2019, First Choice Bancorp had total consolidated assets of $1.66 billion. First Choice Bank, also headquartered in Cerritos, California, is a community-based financial institution that serves primarily commercial and consumer clients in diverse communities and specializes in loans to small- to medium-sized businesses and private banking clients, commercial and industrial loans, and commercial real estate loans with a specialization in providing financial solutions for the hospitality industry. First Choice Bank is a Preferred Small Business Administration (SBA) Lender. First Choice Bank conducts business through 9 full-service branches, and 2 lending offices located in Los Angeles, Orange and San Diego Counties. Founded in 2005, First Choice Bank has quickly become a leading provider of financial services that enable our customers to grow, maintain strength, and achieve their business objectives. We strive to surpass our clients’ expectations through our efficiency, personalized services and financial solutions and professionalism and are committed to being “First in Speed, Service, and Solutions.” First Choice Bancorp stock is traded on the Nasdaq Capital Market under the ticker symbol “FCBP.”

First Choice Bank’s website is www.FirstChoiceBankCA.com.

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Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures in addition to results presented in accordance with GAAP. The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance, permit investors to effectively analyze financial trends of our business activities, and enhance comparability with peers across the financial services sector. These non-GAAP financial measures are not a substitute for GAAP measures and should be read in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, shareholder value creation and tax rates. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. Actual results may differ materially from those set forth in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by the Company with the Securities and Exchange Commission.

The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law. Any statements about future operating results, such as those concerning accretion and dilution to the Company’s earnings or shareholders, are for illustrative purposes only, are not forecasts, and actual results may differ.

Contacts

First Choice Bancorp

Robert M. Franko, 562.345.9241

President & Chief Executive Officer

or

Lynn M. Hopkins, 562.263.8327

Executive Vice President & Chief Financial Officer

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First Choice Bancorp and Subsidiary

Financial Highlights and Selected Ratios (unaudited):

	At or for the Three Months Ended			At or for the Nine Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
	(dollars in thousands, except per share amounts)
Total interest and dividend income	$24,343	$22,219	$18,189	$68,401	$42,293
Total interest expense	3,317	3,383	2,393	9,347	6,127
Net interest income	21,026	18,836	15,796	59,054	36,166
Provision for loan losses	700	550	600	1,600	1,120
Net interest income after provision for loan losses	20,326	18,286	15,196	57,454	35,046
Total noninterest income	1,673	2,322	712	6,117	2,068
Total noninterest expense	10,651	10,605	12,372	31,956	25,380
Income before taxes	11,348	10,003	3,536	31,615	11,734
Income taxes	3,277	3,192	932	9,725	3,317
NET INCOME	$8,071	$6,811	$2,604	$21,890	$8,417

Total assets	$1,655,595	$1,730,433	$1,587,356	$1,655,595	$1,587,356
Total loans held for investment	1,316,620	1,336,015	1,225,376	1,316,620	1,225,376
Total deposits	1,339,538	1,255,878	1,307,110	1,339,538	1,307,110
Noninterest-bearing deposits	666,271	547,434	553,253	666,271	553,253
Dividends declared per common share	$0.20	$0.20	$0.20	$0.60	$0.60
Net income per share-diluted	$0.68	$0.58	$0.25	$1.85	$1.01
Return on average assets	1.98%	1.73%	0.77%	1.86%	1.06%
Return on average equity	12.45%	10.86%	5.18%	11.60%	8.09%
Return on average tangible common equity (1)	18.03%	15.89%	7.07%	16.95%	9.28%
Net interest margin	5.52%	5.14%	4.97%	5.39%	4.73%
Core net interest margin (1)	4.85%	4.96%	4.60%	4.97%	4.45%
Average loan yield	6.93%	6.42%	6.32%	6.66%	6.06%
Core average loan yield (1)	6.17%	6.23%	5.90%	6.20%	5.74%
Cost of deposits	0.89%	0.89%	0.81%	0.84%	0.85%
Cost of funds	0.98%	1.03%	0.84%	0.95%	0.90%
Efficiency ratio (1)	46.9%	50.1%	74.9%	49.0%	66.4%
Noninterest-bearing deposits to total deposits	49.7%	43.6%	42.3%	49.7%	42.3%
Equity to assets ratio	15.62%	14.69%	15.33%	15.62%	15.33%
Tangible common equity ratio (1)	11.37%	10.57%	10.83%	11.37%	10.83%
Book value per share	$22.20	$21.65	$20.76	$22.20	$20.76
Tangible book value per share (1)	$15.38	$14.87	$13.92	$15.38	$13.92

(1)	Non-GAAP measure. See GAAP to non-GAAP Reconciliation.

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First Choice Bancorp and Subsidiary

Condensed Consolidated Balance Sheets (unaudited)

	September 30, 2019	June 30, 2019	December 31, 2018
	(dollars in thousands, except per share amounts)
ASSETS
Cash and due from banks	$13,918	$9,340	$17,874
Interest-bearing deposits at other banks	166,697	228,263	176,502
Federal funds sold	—	—	3,000
Total cash and cash equivalents	180,615	237,603	197,376
Investment securities, available-for-sale	27,344	28,558	29,543
Investment securities, held-to-maturity	5,066	5,076	5,322
Equity securities, at fair value	2,681	2,647	2,538
Restricted stock investments, at cost	12,970	12,927	12,855
Loans held for sale	11,906	8,428	28,022
Total loans held for investment	1,316,620	1,336,015	1,250,981
Allowance for loan losses	(12,340)	(12,053)	(11,056)
Total loans held for investment, net	1,304,280	1,323,962	1,239,925
Accrued interest receivable	5,477	5,643	5,069
Premises and equipment	1,796	1,742	1,973
Servicing asset	3,370	3,482	3,186
Deferred taxes	6,397	6,625	8,666
Goodwill	73,425	73,425	73,425
Core deposit intangible	5,986	6,183	6,576
Other assets	14,282	14,132	8,025
TOTAL ASSETS	$1,655,595	$1,730,433	$1,622,501

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$666,271	$547,434	$546,713
Money market, interest checking and savings	404,518	400,943	465,123
Time deposits	268,749	307,501	240,503
Total deposits	1,339,538	1,255,878	1,252,339
Borrowings	30,000	195,000	104,998
Senior secured debt	13,100	12,800	8,450
Accrued interest payable and other liabilities	14,287	12,634	8,645
Total liabilities	1,396,925	1,476,312	1,374,432
Total shareholders’ equity	258,670	254,121	248,069
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,655,595	$1,730,433	$1,622,501

Shares outstanding	11,652,582	11,737,441	11,726,074
Book value per share	$22.20	$21.65	$21.16
Tangible book value per share (1)	$15.38	$14.87	$14.33

(1) Non-GAAP measure. See GAAP to non-GAAP Reconciliation.

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Condensed Consolidated Statements of Income (unaudited)

	Three Months Ended			Nine Months Ended September 30,
	September 30, 2019	June 30, 2019	September 30, 2018	2019	2018
	(dollars in thousands, except per share amounts)
INTEREST and DIVIDEND INCOME
Interest and fees on loans	$23,206	$21,344	$17,296	$65,466	$40,237
Interest on investment securities	208	215	226	659	698
Interest on deposits at other financial institutions	701	454	621	1,600	1,176
Dividends on FHLB and other stock	228	206	46	676	182
Total interest and dividend income	24,343	22,219	18,189	68,401	42,293
INTEREST EXPENSE
Interest on savings, interest checking and money market accounts	1,283	1,254	1,223	3,776	3,012
Interest on time deposits	1,605	1,463	1,072	4,073	2,607
Interest on borrowings	429	666	98	1,498	508
Total interest expense	3,317	3,383	2,393	9,347	6,127
Net interest income	21,026	18,836	15,796	59,054	36,166
Provision for loan losses	700	550	600	1,600	1,120
Net interest income after provision for loan losses	20,326	18,286	15,196	57,454	35,046
NONINTEREST INCOME
Gain on sale of loans	528	1,271	171	2,727	866
Service charges and fees on deposit accounts	475	564	380	1,579	803
Net servicing fees	242	287	39	763	318
Other income	428	200	122	1,048	81
Total noninterest income	1,673	2,322	712	6,117	2,068
NONINTEREST EXPENSE
Salaries and employee benefits	6,472	6,857	5,045	19,552	12,547
Occupancy and equipment	1,097	987	898	3,513	1,999
Data processing	718	639	666	1,961	1,536
Professional fees	392	426	400	1,237	1,082
Office, postage and telecommunications	253	255	256	780	641
Deposit insurance and regulatory assessments	30	120	143	345	339
Loan related	244	71	142	529	327
Customer service related	437	273	208	1,187	448
Merger, integration and public company registration costs	—	—	3,797	—	4,527
Amortization of core deposit intangible	197	197	133	590	133
Other expenses	811	780	684	2,262	1,801
Total noninterest expense	10,651	10,605	12,372	31,956	25,380
Income before taxes	11,348	10,003	3,536	31,615	11,734
Income taxes	3,277	3,192	932	9,725	3,317
Net income	$8,071	$6,811	$2,604	$21,890	$8,417

Net income per share-diluted	$0.68	$0.58	$0.25	$1.85	$1.01
Weighted average shares - diluted	11,659,146	11,675,057	10,357,069	11,714,020	8,268,763

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First Choice Bancorp and Subsidiary

Average Balance Sheets and Yield Analysis

	Three Months Ended
	September 30, 2019			June 30, 2019			September 30, 2018
	Average Balance	Interest Income / Expense	Yield / Cost	Average Balance	Interest Income / Expense	Yield / Cost	Average Balance	Interest Income / Expense	Yield / Cost
	(dollars in thousands)
Interest-earning assets:
Loans (1)	$1,328,088	$23,206	6.93%	$1,334,188	$21,344	6.42%	$1,085,572	$17,296	6.32%
Investment securities	35,651	208	2.31%	36,337	215	2.37%	37,064	226	2.42%
Deposits at other financial institutions	134,557	701	2.07%	83,183	442	2.13%	130,537	611	1.86%
Federal funds sold/resale agreements	—	—	—%	2,018	12	2.39%	1,989	10	1.99%
FHLB and other bank stock	13,988	228	6.47%	13,932	206	5.93%	6,180	46	2.95%
Total interest-earning assets	1,512,284	24,343	6.39%	1,469,658	22,219	6.06%	1,261,342	18,189	5.72%

Noninterest-earning assets	108,520			110,082			81,222
Total assets	$1,620,804			$1,579,740			$1,342,564

Interest-bearing liabilities:
Interest checking	$116,107	$337	1.15%	$111,116	$298	1.08%	$132,492	$361	1.08%
Money market accounts	267,493	890	1.32%	271,067	900	1.33%	260,468	781	1.19%
Savings accounts	29,070	56	0.76%	28,825	56	0.78%	43,465	81	0.74%
Time deposits	147,568	676	1.82%	150,601	674	1.80%	210,158	863	1.63%
Brokered time deposits	138,682	929	2.66%	128,555	789	2.46%	53,710	209	1.54%
Total interest-bearing deposits	698,920	2,888	1.64%	690,164	2,717	1.58%	700,293	2,295	1.30%
Borrowings	48,263	253	2.08%	77,442	484	2.51%	5,514	30	2.16%
Senior secured notes	12,267	176	5.69%	12,398	182	5.89%	5,018	68	5.38%
Total interest-bearing liabilities	759,450	3,317	1.73%	780,004	3,383	1.74%	710,825	2,393	1.34%

Noninterest-bearing liabilities:
Demand deposits	590,212			534,192			425,842
Other liabilities	13,984			13,882			6,627
Shareholders’ equity	257,158			251,662			199,270

Total liabilities and shareholders’ equity	$1,620,804			$1,579,740			$1,342,564

Net interest spread		$21,026	4.66%		$18,836	4.32%		$15,796	4.38%
Net interest margin			5.52%			5.14%			4.97%

Total deposits	$1,289,132	$2,888	0.89%	$1,224,356	$2,717	0.89%	$1,126,135	$2,295	0.81%
Total funding sources	$1,349,662	$3,317	0.98%	$1,314,196	$3,383	1.03%	$1,136,667	$2,393	0.84%

(1) Average loans include net discounts and deferred costs. Interest income on loans includes $254 thousand, $236 thousand and $143 thousand related to the accretion of net deferred loan fees, $834 thousand, $760 thousand and $1.2 million related to accretion of discounts for the quarters ended September 30, 2019, June 30, 2019 and September 30, 2018. In addition, interest income includes $1.7 million, $83 thousand and $43 thousand of accretion related to purchased impaired loans for the quarters ended September 30, 2019, June 30, 2019 and September 30, 2018.

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First Choice Bancorp and Subsidiary

Average Balance Sheets and Yield Analysis (continued)

	Nine Months Ended September 30,
	2019			2018
	Average Balance	Interest Income / Expense	Yield / Cost	Average Balance	Interest Income / Expense	Yield / Cost
	(dollars in thousands)
Interest-earning assets:
Loans (1)	$1,314,513	$65,466	6.66%	$888,208	$40,237	6.06%
Investment securities	36,355	659	2.42%	38,232	698	2.44%
Deposits at other financial institutions	99,711	1,570	2.11%	90,874	1,166	1.72%
Federal funds sold/resale agreements	1,662	30	2.41%	670	10	2.00%
FHLB and other bank stock	13,937	676	6.48%	4,736	182	5.14%
Total interest-earning assets	1,466,178	68,401	6.24%	1,022,720	42,293	5.53%

Noninterest-earning assets	108,782			34,251
	$1,574,960			$1,056,971

Interest-bearing liabilities:
Interest checking	$115,358	$944	1.09%	$154,908	$1,273	1.10%
Money market accounts	270,163	2,658	1.32%	168,240	1,401	1.11%
Savings accounts	30,731	174	0.76%	54,589	338	0.83%
Time deposits	156,095	2,080	1.78%	168,416	2,049	1.63%
Brokered time deposits	109,598	1,993	2.43%	52,709	558	1.42%
Total interest-bearing deposits	681,945	7,849	1.54%	598,862	5,619	1.25%
Borrowings	53,987	967	2.39%	29,529	386	1.75%
Senior secured notes	12,190	531	5.82%	3,134	122	5.20%
Total interest-bearing liabilities	748,122	9,347	1.67%	631,525	6,127	1.30%

Noninterest-bearing liabilities:
Demand deposits	562,195			281,337
Other liabilities	12,281			4,946
Shareholders’ equity	252,362			139,163

Total liabilities and shareholders’ equity	$1,574,960			$1,056,971

Net interest spread		$59,054	4.57%		$36,166	4.23%
Net interest margin			5.39%			4.73%

Total deposits	$1,244,140	$7,849	0.84%	$880,199	$5,619	0.85%
Total funding sources	$1,310,317	$9,347	0.95%	$912,862	$6,127	0.90%

(1) Average loans include net discounts and deferred costs. Interest income on loans includes $721 thousand and $315 thousand related to the accretion of net deferred loan fees, $2.6 million and $2.3 million related to accretion of discounts for the nine months ended September 30, 2019 and 2018. In addition, interest income includes $2.0 million and $43 thousand of accretion related to purchased impaired loans for the nine months ended September 30, 2019 and 2018.

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First Choice Bancorp and Subsidiary

Loan Composition

	September 30, 2019		June 30, 2019		December 31, 2018
	Amount	Percentage of Total	Amount	Percentage of Total	Amount	Percentage of Total
	(dollars in thousands)
Construction and land development	$221,857	16.8%	$196,034	14.7%	$184,177	14.7%
Real estate:
Residential	48,896	3.7%	51,512	3.9%	57,443	4.6%
Commercial real estate - owner occupied	171,360	13.0%	180,161	13.5%	179,494	14.3%
Commercial real estate - non-owner occupied	401,710	30.6%	404,177	30.2%	401,665	32.2%
Commercial and industrial	311,205	23.6%	332,709	24.9%	281,718	22.5%
SBA loans	161,608	12.3%	171,300	12.8%	146,462	11.7%
Consumer	424	—%	159	—%	159	—%
Total loans held for investment, net of discounts	$1,317,060	100.0%	$1,336,052	100.0%	$1,251,118	100.0%
Net deferred loan fees	(440)		(37)		(137)
Total loans held for investment	$1,316,620		$1,336,015		$1,250,981
Allowance for loan losses	(12,340)		(12,053)		(11,056)
Total loans held for investment, net	$1,304,280		$1,323,962		$1,239,925

Total loans held for investment

	September 30, 2019	June 30, 2019	December 31, 2018
	(dollars in thousands)
Gross loans held for investment (1)	$1,328,031	$1,347,687	$1,263,891
Unamortized net discounts(2)	(10,971)	(11,635)	(12,773)
Net unamortized deferred origination fees	(440)	(37)	(137)
Total loans held for investment	$1,316,620	$1,336,015	$1,250,981

(1)	Gross loans include purchased credit impaired (“PCI”) loans with a net carrying value of $1.2 million, or 0.09% of gross loans at September 30, 2019, $2.3 million, or 0.17% of gross loans at June 30, 2019, and $2.6 million, or 0.21% of gross loans at December 31, 2018.

(2)	Unamortized net discounts include discounts related to the retained portion of SBA loans and net discounts on Non-PCI acquired loans. At September 30, 2019, net discounts related to loans acquired in the PCB acquisition totaled $7.6 million that was expected to be accreted into interest income over a weighted average life of 5.1 years. At June 30, 2019 and December 31, 2018, net discounts related to loans acquired in the PCB acquisition totaled $8.1 million and $9.5 million.

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First Choice Bancorp and Subsidiary

Allowance for Loan losses

	For the Three Months Ended			For the Nine Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
	(dollars in thousands)
Balance, beginning of period	$12,053	$11,426	$10,376	$11,056	$10,497
Provision for loan losses	700	550	600	1,600	1,120
Charge-offs	(437)	(122)	(358)	(561)	(1,133)
Recoveries	24	199	38	245	172
Net (charge-offs) recoveries	(413)	77	(320)	(316)	(961)
Balance, end of period	$12,340	$12,053	$10,656	$12,340	$10,656

Annualized net (charge-offs) recoveries to average loans	(0.12)%	0.02%	(0.12)%	(0.03)%	(0.14)%

Credit Quality (1)

	September 30, 2019	June 30, 2019		December 31, 2018
	(dollars in thousands)
Accruing loans past due 90 days or more	$—		$—	$—
Non-accrual loans	7,242		2,504	1,128
Troubled debt restructurings on non-accrual	166		175	594
Total nonperforming loans	7,408		2,679	1,722
Foreclosed assets	—		—	—
Total nonperforming assets	$7,408	$	$ 2,679	$1,722
Troubled debt restructurings - on accrual	$324		$720	$327

Nonperforming loans as a percentage of total loans held for investment	0.56%		0.20%	0.14%
Nonperforming loans as a percentage of total assets	0.45%		0.15%	0.11%
Allowance for loan losses as a percentage of total loans held for investment	0.94%		0.90%	0.88%
Allowance for loan losses as a percentage of nonperforming loans	166.58%		449.91%	642.04%
Accruing loans held for investment past due 30 - 89 days	$4		$909	$484

(1) Excludes purchased credit impaired loans with a carrying value of $1.2 million, $2.3 million and $2.6 million at September 30, 2019, June 30, 2019 and December 31, 2018. There were no accruing loans past due 90 days or more and no foreclosed assets for any of the periods presented.

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First Choice Bancorp and Subsidiary

GAAP to Non-GAAP Reconciliation

This press release contains certain non-GAAP financial disclosures for: (1) efficiency ratio, (2) adjusted efficiency ratio, (3) core net interest income, (4) core net interest margin, (5) core loan interest income, (6) core average loan yield, (7) adjusted net income, (8) adjusted return on average assets, (9) adjusted return on average equity, (10) return on average tangible common equity, (11) adjusted return on average tangible common equity, (12) tangible common equity to tangible asset ratio, and (13) tangible book value per share. The Company believes the presentation of certain non-GAAP financial measures assists investors in evaluating our financial results. In particular, the use of return on average tangible common equity, tangible common equity to tangible asset ratio, and tangible book value per share is prevalent among banking regulators, investors and analysts. These non-GAAP measures should be taken together with the corresponding GAAP measures and should not be considered a substitute of the GAAP measures.

The tables below present the reconciliations of certain GAAP financial measures to the related non-GAAP financial measures:

	For the Three Months Ended			For the Nine Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
	(dollars in thousands)
Efficiency Ratio
Noninterest expense (numerator)	$10,651	$10,605	$12,372	$31,956	$25,380
Less: merger, integration and public company registration costs	—	—	3,797	—	4,527
Adjusted noninterest expense (numerator)	$10,651	$10,605	$8,575	$31,956	$20,853

Net interest income	$21,026	$18,836	$15,796	$59,054	$36,166
Plus: Noninterest income	1,673	2,322	712	6,117	2,068
Total net interest income and noninterest income (denominator)	$22,699	$21,158	$16,508	$65,171	$38,234
Efficiency ratio (non-GAAP)	46.9%	50.1%	74.9%	49.0%	66.4%
Adjusted efficiency ratio (non-GAAP)	46.9%	50.1%	51.9%	49.0%	54.5%

Net Interest Margin
Net interest income	$21,026	$18,836	$15,796	$59,054	$36,166
Less: scheduled accretion income	510	499	663	1,535	663
Less: accelerated accretion and prepayment penalties	2,028	155	500	2,966	1,454
Core net interest income (non-GAAP)	$18,488	$18,182	$14,633	$54,553	$34,049

Average total interest-earning assets	$1,512,284	$1,469,658	$1,261,342	$1,466,178	$1,022,720
Net interest margin	5.52%	5.14%	4.97%	5.39%	4.73%
Core net interest margin (non-GAAP)	4.85%	4.96%	4.60%	4.97%	4.45%

Average loan yield
Loan interest income	$23,206	$21,344	$17,296	$65,466	$40,237
Less: scheduled accretion income	510	499	663	1,535	663
Less: accelerated accretion and prepayment penalties	2,028	155	500	2,966	1,454
Core loan interest income (non-GAAP)	$20,668	$20,690	$16,133	$60,965	$38,120

Average loan balance	$1,328,088	$1,334,188	$1,085,572	$1,314,513	$888,208
Average loan yield	6.93%	6.42%	6.32%	6.66%	6.06%
Core average loan yield (non-GAAP)	6.17%	6.23%	5.90%	6.20%	5.74%

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First Choice Bancorp and Subsidiary

GAAP to Non-GAAP Reconciliation (continued)

	For the Three Months Ended			For the Nine Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
	(dollars in thousands)
Return on Average Assets, Equity, Tangible Equity
Net income	$8,071	$6,811	$2,604	$21,890	$8,417
Add: After-tax merger, integration and public company registration costs	—	—	2,716	—	3,424
Adjusted net income (non-GAAP)	$8,071	$6,811	$5,320	$21,890	$11,841

Average assets	$1,620,804	$1,579,740	$1,342,564	$1,574,960	$1,056,971
Average shareholders’ equity	257,158	251,662	199,270	252,362	139,163
Less: Average intangible assets	79,535	79,731	53,078	79,730	17,887
Average tangible common equity (non-GAAP)	$177,623	$171,931	$146,192	$172,632	$121,276

Return on average assets	1.98%	1.73%	0.77%	1.86%	1.06%
Adjusted return on average assets (non-GAAP)	1.98%	1.73%	1.57%	1.86%	1.50%

Return on average equity	12.45%	10.86%	5.18%	11.60%	8.09%
Adjusted return on average equity (non-GAAP)	12.45%	10.86%	10.59%	11.60%	11.38%

Return on average tangible common equity (non-GAAP)	18.03%	15.89%	7.07%	16.95%	9.28%
Adjusted return on average tangible common equity (non-GAAP)	18.03%	15.89%	14.44%	16.95%	13.05%

	September 30, 2019	June 30, 2019	December 31, 2018
	(dollars in thousands, except per share amounts)
Tangible Common Equity Ratio/Tangible Book Value Per Share
Shareholders’ equity	$258,670	$254,121	$248,069
Less: Intangible assets	79,411	79,608	80,001
Tangible common equity (non-GAAP)	$179,259	$174,513	$168,068

Total assets	$1,655,595	$1,730,433	$1,622,501
Less: Intangible assets	79,411	79,608 80,001
Tangible assets (non-GAAP)	$1,576,184	$1,650,825	$1,542,500

Equity to assets ratio	15.62%	14.69%	15.29%
Tangible common equity to tangible asset ratio (non-GAAP)	11.37%	10.57%	10.90%

Shares outstanding	11,652,582	11,737,441	11,726,074
Book value per share	$22.20	$21.65	$21.16
Tangible book value per share (non-GAAP)	$15.38	$14.87	$14.33

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